UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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UTG, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UTG, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Wednesday, June 20, 2007

To the Shareholders of UTG, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of UTG Inc., a Delaware corporation (“UTG”), will be held on Wednesday, June 20, 2007 at 9:00 a.m. central time at the corporate headquarters at 5250 South Sixth Street, Springfield, Illinois 62703 for the following purposes:

      1.   To elect ten directors of UTG to serve for a term of one (1) year and until their successors are elected and qualified;

2.   To consider and act upon such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on May 1, 2007 as the record date for the Annual Meeting.  Only shareholders of record as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so that your shares can be represented and voted at the Annual Meeting.  A proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement and will not affect your right to vote in person in the event that you decide to attend the meeting.

                                                                                         BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                                     UTG, INC .
                                                                                          /s/  Theodore C. Miller

                                              Theodore C. Miller, Secretary

Dated:  May 30, 2007
Springfield, Illinois

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS OF
UTG, INC.

GENERAL INFORMATION REGARDING SOLICITATION

The Annual Meeting of the Shareholders of UTG, Inc., a Delaware corporation (“UTG” or the “Company”), will be held on Wednesday, June 20, 2007 at 9:00 a.m. at the corporate headquarters at 5250 South Sixth Street, Springfield, Illinois 62703.  The mailing address of UTG’s principal executive office is P.O. Box 5147, Springfield, Illinois62705.

This proxy statement is being sent to each holder of record of the issued and outstanding shares of common stock of UTG, no par value (the “Common Stock”), as of the close of business on May 1, 2007, in order to furnish to each shareholder information relating to the business to be transacted at the meeting.

This proxy statement and the enclosed proxy are being mailed on or about May 30, 2007 to the shareholders of UTG entitled to notice of and to vote at the meeting.  The Annual Report of UTG for the fiscal year ended December 31, 2006 has been mailed to shareholders with this proxy statement.  UTG will bear the cost of soliciting proxies from its shareholders. UTG may reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to the beneficial owners of Common Stock.  Solicitations may be made by telephone, fax or by personal calls, and it is anticipated that such solicitations will consist primarily of requests to brokerage houses, custodians, nominees, and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by such persons. If necessary, officers and regular employees of UTG may by telephone or personal interview request the return of proxies.

VOTING

The enclosed proxy is solicited by and on behalf of the Board of Directors of UTG.  If you are unable to attend the meeting on Wednesday,June 20, 2007, please complete the enclosed proxy and return it to us in the accompanying envelope so that your shares will be represented and voted at the meeting.

When the enclosed proxy is duly executed and returned in advance of the meeting, and is not revoked, the shares represented thereby will be voted in accordance with the authority contained therein. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of UTG a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her shares in person. If a proxy fails to specify how it is to be voted, it will be voted “FOR” the election of the directors.

Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting.  The holders of a majority of the outstanding shares of Common Stock as of the record date must be represented at the meeting in person or by proxy in order for a quorum to be present at the meeting.  The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions and broker non-votes will have no effect on the election of directors but will have the effect of a vote against any other matter submitted to a vote at the meeting.  The holders of Common Stock as of the record date are entitled to one vote per share of Common Stock with respect to the election of directors, and any other matter that may be submitted to a vote at the meeting.  With respect to the election of directors, the affirmative vote of a plurality of the votes duly cast is required for the election of directors (that is, the nominees receiving the greatest number of votes will be elected).  There are no cumulative voting rights with respect to the election of directors.  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting is required to approve any other matter that may be submitted to a vote at the meeting.  Management is not aware of any matter other than the election of directors to be brought before the shareholders at the meeting.

The Correll affiliates hold approximately 68% of the outstanding Common Stock (See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS”) and intend to vote their shares in favor of the election of directors.

VOTING SECURITIES OUTSTANDING

May 1, 2007 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.  On that date, UTG had outstanding 3,856,976 shares of Common Stock.  No other voting securities of UTG are outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the name and address of the persons or entities known to be the beneficial owners of more than 5% of UTG’s outstanding Common Stock and shows:  (i) the total number of shares of Common Stock beneficially owned by such person as of May 1, 2007 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)

Common Stock,	Jess T. Correll	185,454	(3)	4.8%
no par value	First Southern Bancorp, Inc.	1,739,072	(3)(4)	45.0%
	First Southern Funding, LLC	335,453	(3)(4)	8.6%
	First Southern Holdings, LLC	1,483,791	(3)(4)	38.4%
	First Southern Capital Corp., LLC	237,333	(3)(4)	6.1%
	First Southern Investments, LLC	24,086		0.6%
	Ward F. Correll	105,523	(5)	2.7%
	WCorrell, Limited Partnership	72,750	(3)	1.8%
	Cumberland Lake Shell, Inc.	98,523	(5)	2.5%

	Total(6)	2,626,918		68.1%

(1)        The address for each of Jesse Correll, First Southern Bancorp, Inc. (“FSBI”), First Southern Funding, LLC (“FSF”), First Southern Holdings, LLC (“FSH”), First Southern Capital Corp., LLC (“FSC”), First Southern Investments, LLC (“FSI”), and WCorrell, Limited Partnership (“WCorrell LP”), is P.O. Box 328, 99 Lancaster Street, Stanford, Kentucky 40484.  The address for each of Ward Correll and Cumberland Lake Shell, Inc. (“CLS”) is P.O. Box 430, 150 Railroad Drive, Somerset, Kentucky 42502.

(2)        The percentage of outstanding shares is based on 3,856,976 shares of Common Stock outstanding as of May 1, 2007.

(3)        The share ownership of Jesse Correll listed includes 112,704 shares of Common Stock owned by him individually.  The share ownership of Mr. Correll also includes 72,750 shares of Common Stock held by WCorrell, Limited Partnership, a limited partnership in which Mr. Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares held by it.  In addition, by virtue of his ownership of voting securities of FSF and FSBI, and in turn, their ownership of 100% of the outstanding membership interests of FSH, Jesse Correll may be deemed to beneficially own the total number of shares of Common Stock owned by FSBI, FSF and FSH, and may be deemed to share with FSBI, FSF and FSH the right to vote and to dispose of such shares.  Mr. Correll owns approximately 84% of the outstanding membership interests of FSF; he owns directly  approximately  50%, companies he controls own approximately 12%, and he has the power to vote but does not own an additional 3% of the outstanding voting stock of FSBI.  FSBI and FSF in turn own 99% and 1%, respectively, of the outstanding membership interests of FSH.  Mr. Correll is also a manager of FSC and thereby may also be deemed to beneficially own the total number of shares of Common Stock owned by FSC, and may be deemed to share with it the right to vote and to dispose of such shares.  The aggregate number of shares of Common Stock held by these other entities, as shown in the above table, is 1,976,405 shares.

(4)       The share ownership of FSBI consists of 255,281 shares of Common Stock held by FSBI directly and 1,483,791 shares of Common Stock held by FSH of which FSBI is a 99% member and FSF  is a 1% member, as described above.  As a result, FSBI may be deemed to share the voting and dispositive power over the shares held by FSH.

(5)       Represents the shares of Common Stock held by CLS, all of the outstanding voting shares of which are owned by Ward F. Correll and his wife. As a result, Ward F. Correll may be deemed to share the voting and dispositive power over these shares.

(6)       According to the most recent Schedule 13D, as amended, filed jointly by each of the entities and persons listed above, Jesse Correll, FSBI, FSF, FSH, FSC, and FSI, have agreed in principle to act together for the purpose of acquiring or holding equity securities of UTG.  In addition, the Schedule 13D indicates that because of their relationships with Jesse Correll and these other entities, Ward Correll, CLS, and WCorrell, Limited Partnership may also be deemed to be members of this group.  Because the Schedule 13D indicates that for its purposes, each of these entities and persons may be deemed to have acquired beneficial ownership of the equity securities of UTG beneficially owned by the other entities and persons, each has been identified and listed in the above tabulation.

SECURITY OWNERSHIP OF MANAGEMENT OF UTG

The following table shows with respect to each of the directors of UTG, UTG’s chief executive officer and each of UTG’s executive officers whose salary plus bonus exceeded $100,000 for fiscal 2006, and with respect to all executive officers and directors of UTG as a group:  (i) the total number of shares of Common Stock of UTG, beneficially owned as of May 1, 2007and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned, and granted stock options exercisable within 60 days of May 1, 2007.

Title of Class	Directors, Named Executive Officers, & All Directors & Executive Officers as a Group	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Common	John S. Albin	10,503	(2)	*
Stock, no	Randall L. Attkisson	0	(3)	*
par value	Joseph A. Brinck, II	7,500	(6)	*
	Jesse T. Correll	2,497,312	(4)	64.7%
	Ward F. Correll	105,520	(5)(6)	2.7%
	Thomas F. Darden	37,095	(6)	*
	Howard L. Dayton, Jr.	2,973	(6)	*
	Theodore C. Miller	10,500	(6)	*
	Peter L. Ochs	0		*
	William W. Perry	30,000	(6)	*
	James P. Rousey	0		*
	All directors and executive officers
	as a group (eleven in number)	2,701,403		70.0%

(1)  The percentage of outstanding shares for UTG is based on 3,856,976 shares of Common Stock outstanding as of May 1, 2007.

(2)  Includes 392 shares owned directly by Mr. Albin’s spouse.

(3)  Randall L. Attkisson is an associate and business partner of Mr. Jesse T. Correll and holds minority ownership positions in certain of the companies listed as owning UTG Common Stock including First Southern Bancorp, Inc.

(4)  The share ownership of Mr. Correll includes 112,704 shares of Common Stock owned by him individually, 255,281 shares of Common Stock held by FSBI and 335,453 shares of Common Stock owned by FSF.  The share ownership of Mr. Correll also includes 72,750 shares of Common Stock held by WCorrell, LP, a limited partnership in which Mr. Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares held by it.  In addition, by virtue of his ownership of voting securities of FSF and FSBI, and in turn, their ownership of 100% of the outstanding membership interests of FSH (the holder of 1,483,791 shares of Common Stock), Mr. Correll may be deemed to beneficially own the total number of shares of Common Stock owned by FSH, and may be deemed to share with FSH the right to vote and to dispose of such shares. Mr. Correll owns approximately 84% of the outstanding membership interests of FSF; he owns directly approximately 50%, companies he controls own approximately 12%, and he has the power to vote but does not own an additional 3% of the outstanding voting stock of FSBI. FSBI and FSF in turn own 99% and 1%, respectively, of the outstanding membership interests of FSH.  Mr. Correll is also a manager of FSC, and thereby may also be deemed to beneficially own the 237,333 shares of Common Stock held by FSC, and may be deemed to share with it the right to vote and to dispose of such shares.  Share ownership of Mr. Correll does not include 24,086 shares of Common Stock held by FSI.

(5)  Mr. Correll directly owns 6,997 through the UTG Employee and Director Stock Purchase Plan.  Cumberland Lake Shell, Inc. owns 98,523 shares of UTG Common Stock, all of the outstanding voting shares of which are owned by Ward F. Correll and his wife.  As a result Ward F. Correll may be deemed to share the voting and dispositive power over these shares.  Ward F. Correll is the father of Jesse T. Correll.  There are 72,750 shares of UTG Common Stock owned by WCorrell Limited Partnership in which Jesse T. Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares of Common Stock held by it. The aforementioned 72,750 shares are deemed to be beneficially owned by and listed under Jesse T. Correll in this section.

(6)  Shares subject to UTG Employee and Director Stock Purchase Plan.
Joseph A. Brinck, II                7,500
Ward F. Correll                      6,997
Thomas F. Darden                37,095
Howard L. Dayton, Jr.            2,500
Theodore C. Miller               10,500
William W. Perry                  30,000

* Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power over the shares of Common Stock beneficially owned by them.

The following table reflects the Company’s Employee and Director Stock Purchase Plan Information:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under employee and director stock purchase plans (excluding securities reflected in column (a)) (c)
Employee and director stock purchase plans approved by security holders	0	0	298,506
Employee and director stock purchase plans not approved by security holders	0	0	0
Total	0	0	298,506

On March 26, 2002, the Board of Directors of UTG adopted, and on June 11, 2002, the shareholders of UTG approved the UTG, Inc, Inc. Employee and Director Stock Purchase Plan.  The Plan allows for the issuance of up to 400,000 shares of UTG common stock.  The plan’s purpose is to encourage ownership of UTG stock by eligible directors and employees of UTG and its subsidiary by providing them with an opportunity to invest in shares of UTG common stock.  The plan is administered by the Board of Directors of UTG.

A total of 400,000 shares of common stock may be purchased under the plan, subject to appropriate adjustment for stock dividends, stock splits or similar recapitalizations resulting in a change in shares of UTG.  The plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.  The Board of Directors of UTG periodically approves offerings under the plan to qualified individuals.  Through March 1, 2007, 19 individuals have purchased a total of 101,494 shares under this program.  Each participant under the plan executed a “stock restriction and buy-sell agreement”, which among other things provides UTG with a right of first refusal on any future sales of the shares acquired by the participant under this plan.

The purchase price of shares repurchased under the stock restriction and buy-sell agreement shall be computed, on a per share basis, equal to the sum of (i) the original purchase price(s) paid to acquire such shares from the Holding Company at the time they were sold pursuant to the Plan and (ii) the consolidated statutory net earnings (loss) per share of such shares during the period from the end of the month next preceding the month in which such shares were acquired pursuant to the plan, to the end of the month next preceding the month in which the closing sale of such shares to UTG occurs.  The consolidated statutory net earnings per Share shall be computed as the net income of the Holding Company and its subsidiaries on a consolidated basis in accordance with statutory accounting principles applicable to insurance companies, as computed by the Holding Company, except that earnings of insurance companies or block of business acquired after the original plan date, November 1, 2002, shall be adjusted to reflect the amortization of intangibles established at the time of acquisition in accordance with generally accepted accounting principles (GAAP), less any dividends paid to shareholders. The calculation of net earnings per Share shall be performed on a monthly basis using the number of common shares of the Holding Company outstanding as of the end of the reporting period. The purchase price for any Shares purchased hereunder shall be paid in cash within 60 days from the date of purchase subject to the receipt of any required regulatory approvals as provided in the Agreement.
The original issue price of shares at the time this program began was established at $12.00 per share.  Through March 1, 2007, UTG had 101,494 shares outstanding that were issued under this program.  At December 31, 2006, shares under this program have a value of $14.29 per share pursuant to the above formula.

The following table shows with respect to each individual identified above under Security Ownership of Management, the ownership of shares of FSBI, an affiliate of UTG.

Title of Class	Director or Executive Officer of UTG	Amount and Nature of Ownership		Percent of Class (1)

Common	Randall L. Attkisson	7,012	(2)	5.63%
Stock	Jesse T. Correll	102,000	(3)(4)	70.68%
	Ward F. Correll	9,272	(4)(5)	7.04%
	James P. Rousey	1,024	(6)	.83%

(1)  The percentage of outstanding shares for FSBI is based on 147,364 shares outstanding as of April 2, 2007, including outstanding options.

(2)  Includes 3,054 shares owned by Mr. Attkisson’s spouse and options to purchase 1,285 shares that can be exercised at any time by Mr. Attkisson.

(3)  Includes 15,030 shares owned by the WCorrell, Limited Partnership, of which Jesse Correll is the managing general partner, and 3,461 shares which Mr. Correll has the power to vote and as to which he disclaims beneficial ownership.  Also includes options to purchase 12,621 shares that can be exercised at any time by Mr. Correll.

(4)  Includes options to purchase 8,530 shares that can be exercised at any time by either Jesse Correll, Ward Correll or the WCorrell, Limited Partnership.

(5)  Includes 150 shares owned by the WCorrell, LP represents 1% ownership by Mr. Correll in Wcorrell, LP) and 592 shares owned by CLS.

(6)  Includes 99 shares owned by Mr. Rousey’s spouse and options to purchase 333 shares that can be exercised at any time by Mr. Rousey.

The following table shows with respect to each individual identified above under security ownership of management the ownership held in FSF, an affiliate of UTG.

Title of Class	Director or Executive Officer of UTG	Amount and Nature of Ownership	Percent of Class (1)

Common	Randall L. Attkisson	44.75	4.8%
Stock	Jesse T. Correll	766.07	81.5%
	James P. Rousey	4.70	.5%

(1)  The percentage of outstanding units for FSF is based on 939.77 units outstanding as of April 2, 2007.

THE BOARD OF DIRECTORS

In accordance with the laws of Delaware and the Certificate of Incorporation and Bylaws of UTG, as amended, UTG is managed by its executive officers under the direction of the Board of Directors.  Each of the members of the board of directors is independent (as defined under NASD listing standards), except Messrs. Attkisson, Jesse Correll, Ward Correll and Rousey.  The Board elects executive officers, evaluates their performance, works with management in establishing business objectives and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business and other significant corporate business transactions.  In the fiscal year ended December 31, 2006, the Board met five times.  All directors attended at least 75% of all meetings of the board except Mr. Thomas Darden.  The Company does not have a policy regarding Board members’ attendance at annual meetings, however all members are encouraged to attend.  7 of the 10 Board members were present at the 2006 annual shareholders meeting.

The Board of Directors has an Audit Committee consisting of Messrs. Perry, Albin, and Brinck.  Each of the members of the Audit Committee is independent (as defined under NASD listing standards).  The Audit Committee performs such duties as outlined in the Company’s Audit Committee Charter.  The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, internal accounting and control systems of UTG, the nature of services performed for UTG and the fees to be paid to the independent auditors, the performance of UTG's independent and internal auditors and the accounting practices of UTG.  The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board.  The Audit Committee met four timesin 2006.

The Board has reviewed the qualifications of each member of the audit committee and determined no member of the committee meets the definition of a “financial expert”.  The Board concluded however, that each member of the committee has a proven track record as a successful businessman, each operating his own company, and their experience as businessmen provide a base of knowledge and experience adequate for participation as a member of the committee.

The compensation of UTG's executive officers is determined by the full Board of Directors (see report on Executive Compensation).

The Board of Directors does not have a formal nominating committee, or a committee that performs similar functions, and does not have a nominating committee charter.  The Board has concluded that the nominating process should not be limited to certain members so that a comprehensive selection of candidates can be considered.  Therefore, the nomination process is conducted by the full Board of Directors.  The Board of Directors has not adopted a formal policy with regard to the consideration of director candidates recommended by shareholders.  The Board of Directors will, however, consider nominees recommended by shareholders.  Shareholders wishing to recommend candidates for Board membership must submit the recommendations in writing to the Secretary of the Company at least 90 days prior to a date corresponding to the previous year’s Annual Meeting, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for nominees named herein.  Proposed nominees will be considered in light of their potential contributions to the Board, their backgrounds, their independence and such other factors as the Board considers appropriate.

Under UTG’s Bylaws, the Board of Directors is comprised of at least six and no more than eleven directors.  At December 31, 2006 the Board consisted of ten directors.  Shareholders elect Directors to serve for a period of one year at UTG’s Annual Shareholders’ meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and officers of UTG file periodic reports regarding ownership of Company securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder. UTG is not aware of any individuals who filed a late Form 4, statement of changes in beneficial ownership of securities, with the Securities and Exchange Commission during 2006.  SEC filings may be viewed from the Company’s Web site www.utgins.com.

The Board of Directors has provided a process for shareholders to send communications directly to the Board.  These communications can be sent to James Rousey, President and Director of UTG at the corporate headquarters at 5250 South Sixth Street, Springfield, IL 62703.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

In connection with the December 31, 2006 financial statements, the audit committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) reviewed and discussed with the auditors the matters required by Independence Standards Board Statement No.1.  Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

William W. Perry - Committee Chairman
John S. Albin
Joseph A. Brinck, II

PROPOSAL ONE

ELECTION OF DIRECTORS

At the annual meeting of shareholders of UTG, ten directors are to be elected, each director to hold office until the next annual meeting and until his successor is elected and qualified.  Each nominee will be elected director by the affirmative vote of a plurality of the votes duly cast for such nominee.  The persons named in the proxy intend to vote the proxies as instructed in the proxies.  If no instructions are given in a particular proxy, the persons named in the proxy intend to vote the proxy for the nominees listed below. Should any of the nominees listed below become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substituted nominee or nominees; however, the management of UTG currently knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected. Information with respect to business experience of the Board of Directors has been furnished by the respective directors or obtained from the records of UTG.  The following individuals are the nominees for the election of directors:

Name, Age                               Position with the Company, Business Experience and Other Directorships

John S. Albin, 78                     Director of UTG since 1984; farmer in Douglas and Edgar Counties, Illinois since 1951; Chairman of the Board of Longview State Bank from 1978 to 2005; President of the Longview Capital Corporation, a bank holding company, since 1978; Chairman of First National Bank of Ogden, Illinois, from 1987 to 2005; Chairman of the State Bank of Chrisman from 1988 to 2005; Chairman of First National Bank in Georgetown from 1994 to 2005; Director of Illini Community Development Corporation since 1990; Commissioner of Illinois Student Assistance Commission from 1996 to 2002.

Randall L. Attkisson, 61           Director of UTG since 1999; Chief Operating Officer of UTG and Universal Guaranty Life Insurance Company since 2001; Director and Chief Operating Officer of ACAP Corporation, American Capitol Insurance Company and Texas Imperial Life Insurance Company since December 2006; President of UTG and Universal Guaranty Life Insurance Company 2001-2006; President, Secretary and Treasurer of First Southern Holdings, LLC since 2002; Chief Financial Officer, Treasurer, Director of First Southern Bancorp, Inc, a bank holding company, since 1986; Treasurer and Manager of First Southern Funding, LLC since 1992; Advisory Director of Kentucky Christian Foundation since 2002; Director of The River Foundation, Inc. since 1990; President of Randall L. Attkisson & Associates from 1982 to 1986; Commissioner of Kentucky Department of Banking & Securities from 1980 to 1982; Self-employed Banking Consultant in Miami, Florida from 1978 to 1980.

Joseph A. Brinck, II, 51          Director of UTG since 2003; CEO of Stelter & Brinck, LTD, a full service combustion engineering and manufacturing company, from 1979 to present; President of Superior Thermal, LTD from 1990 to present.  Currently holds Professional Engineering licenses in Ohio, Kentucky, Indiana and Illinois.

Jesse T. Correll, 50                 Chairman and CEO of UTG and Universal Guaranty Life Insurance Company since 2000;Director of UTG since 1999; Chairman and CEO of ACAP Corporation, American Capitol Insurance Company and Texas Imperial Life Insurance Company since December 2006; Chairman, President, Director of First Southern Bancorp, Inc. since 1983; President, Director of First Southern Funding, LLC since 1992; President, Director of The River Foundation since 1990; Director of Thomas Nelson, Inc., a premier publisher of Bibles and Christian books from 2001-2005; Director of Computer Services, Inc., provider of bank technology products and services since 2001.  Jesse Correll is the son of Ward Correll.

Ward F. Correll, 78                 Director of UTG since 2000; Director of ACAP Corporation, American Capitol Insurance Company and Texas Imperial Life Insurance Company since December 2006; President, Director of Tradeway, Inc. of Somerset, Kentucky since 1973; President, Director of Cumberland Lake Shell, Inc. of Somerset, Kentucky since 1971; President, Director of Tradewind Shopping Center, Inc. of Somerset, Kentucky since 1966; Director of First Southern Bancorp, Inc. since 1987; Director of First Southern Funding, LLC since 1991; Director of The River Foundation since 1990; and Director of First Southern Insurance Agency since 1987.  Ward Correll is the father of Jesse Correll.

Thomas F. Darden, 52             Mr. Darden is the Chief Executive Officer of Cherokee Investment Partners, a private equity fund with over $1 billion of capital for investing in brownfields.  Cherokee has offices in North Carolina, Colorado, New Jersey, London, Toronto and Montreal.  Beginning in 1984, he served for 16 years as the Chairman of Cherokee Sanford Group, a privately-held brick manufacturing company in the United States and previously the Southeast’s largest soil remediation company.  From 1981 to 1983, Mr. Darden was a consultant with Bain & Company in Boston.  From 1977 to 1978, he worked as an environmental planner for the Korea Institute of Science and Technology in Seoul, where he was a Henry Luce Foundation Scholar.  Mr. Darden is on the Boards of Shaw University and the University of North Carolina’s Environmental Department and DukeUniversity’s NicholasSchool of the Environment.  He is on the Board of Directors of the National Brownfield Association and on the Board of Trustees of North Carolina Environmental Defense.  Mr. Darden is a director of Winston Hotels, Inc (NYSE) and serves on the board of governors of Research Triangle Institute in Research Triangle Park, N.C.  He was chairman of the Research Triangle Transit Authority and served two terms on the N.C. Board of Transportation through appointments by the Governor and the Speaker of the House.  Mr. Darden earned a Masters in Regional Planning from the University of North Carolina at Chapel Hill, a Doctor of Jurisprudence from YaleLawSchool and a Bachelor of Arts from the University of North Carolina at Chapel Hill where he was a Morehead Scholar.  His 1976 undergraduate thesis analyzed the environmental impact of third world development, and his 1981 Yale thesis addressed interstate acid rain pollution.  Mr. Darden and his wife Jody have three children, ages 18 to 27.

Howard L. Dayton, Jr., 63     Chief Executive Officer of Crown Financial Ministries since 1985, at which time he founded Crown Ministries in Longwood, FL.  Crown Ministries merged with Christian Financial Concepts in September 2000 to form Crown Financial Ministries, the world’s largest financial ministry.  In 1972 he began his commercial real estate development career, specializing in office development in the Central Florida area.  Mr. Dayton developed The Caboose, a successful railroad-themed restaurant in Orlando, FL in 1969.  He also is the author of Your Money Counts, Free and Clear, and Crown’s Small Group Studies.

Peter L. Ochs, 55                   Mr. Ochs is founder of Capital III, a private investment banking firm located in Wichita, Kansas.  The firm has acted as an intermediary in over 120 transactions since its founding in 1982.  In addition the firm provides valuation services to private companies for such purposes as ESOP’s, estate planning, M & A, buy/sells, and internal planning strategies.  The firm also provides both tactical and strategic planning for privately held companies.  In recent years the firm has focused primarily on providing services to companies in which Mr. Ochs holds an equity interest.  Since 1987, Mr. Ochs has been an active investor and officer of several privately held companies.  In most cases his ownership position has represented a controlling interest in the enterprise.  Companies in which he has held or still holds an investment include a community bank, a medical equipment company, a manufacturer of electrical assemblies, a sports training equipment company, a manufacturer of corporate identification products, a cable TV programming company, and a retail lifestyle clothing store.  Mr. Ochs is also one of the founding members of TrinityAcademy; a Christ centered college preparatory high school in Wichita.  Prior to founding Capital III, Mr. Ochs spent 8 years in the commercial banking business.  He graduated from the University of Kansas in 1974 with a degree in business & finance.

William W. Perry, 50             Director of UTG since 2001;  Director of American Capitol Insurance Company and Texas Imperial Life Insurance Company since December 2006;Owner of SES Investments, Ltd., an oil and gas investments company since 1991; President of EGL Resources, Inc., an oil and gas operations company based in Texas and New Mexico since 1992; President of a real estate investment company; Director of Young Life Foundation and involved with Young Life in various capacities; Director of Abel-Hangar Foundation; Director of River Foundation; ; Director of Millagros Foundation Director of University of Oklahoma Associates; Midland, Texas city councilmember since 2002.

James P. Rousey, 48                President since September 2006, Director of UTG and Universal Guaranty Life Insurance Company since September 2001; President and Director of ACAP Corporation, American Capitol Insurance Company and Texas Imperial Life Insurance Company since December 2006; Executive Vice President of UTG and Universal Guaranty Life Insurance Company 2001-2006; Regional CEO and Director of First Southern National Bank from 1988 to 2001; Board Member with the Illinois Fellowship of Christian Athletes from 2001-2005.

The Board of Directors recommends that shareholders vote “FOR” the election of the director nominees listed above.

EXECUTIVE OFFICERS OF UTG

More detailed information on the following executive officers of UTG appears under "Directors":

Jesse T. Correll                Chairman of the Board and Chief Executive Officer
Randall L. Attkisson         Chief Operating Officer
James P. Rousey              President

Other executive officers of UTG are set forth below:

Name, Age                    Position with UTG and, Business Experience

Theodore C. Miller, 44   Corporate Secretary since December 2000; Senior Vice President and Chief Financial Officer since July 1997; Vice President since October 1992 and Treasurer from October 1992 to December 2003; Vice President and Controller of certain affiliated companies from 1984 to 1992;  Vice President and Treasurer of certain affiliated companies from 1992 to 1997; Senior Vice President and Chief Financial Officer of subsidiary companies since 1997; Corporate Secretary of subsidiary companies since 2000.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid to or earned by UTG's Chief Executive Officer and each of the executive officers of UTG whose salary plus bonus exceeded $100,000 during UTG's last fiscal year:

                                                                         SUMMARY COMPENSATION TABLE

Summary Compensation Table
Name and Principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings	All Other Comp (1)	Total
Jesse T. Correll Chief Executive Officer	2006	75,000	0	0	0	0	0	4,743 (1)	79,743
Randall L. Attkisson Chief Operating Officer	2006	75,000	0	0	0	0	0	4,743 (2)	79,743
James P. Rousey President	2006	137,917	0	0	0	0	0	6,989 (3)	144,906
Theodore C. Miller Secretary/Senior Vice President	2006	102,917	15,000	0	0	0	0	3,808 (4)	121,725
Douglas A. Dockter (6) Vice President	2006	100,000	5,500	0	0	0	0	3,345 (5)	108,845

(1)     All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan.

(2)     All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan.

(3)     All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $2,069, group life insurance premiums of $720 and country club membership fees of $ 4,200.

(4)     All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $3,088 and group life insurance premiums of $720.

(5)     All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $2,625 and group life insurance premiums of $720.

(6)     Mr. Douglas A. Dockter is not considered an executive officer of UTG, but is included in this table pursuant to compensation disclosure requirements.

Compensation of Directors

UTG's standard arrangement for the compensation of directors provides that each director shall receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses.  UTG's director compensation policy also provides that directors who are employees of UTG or its affiliates do not receive any compensation for their services as directors except for reimbursement for reasonable travel expenses for attending each meeting.

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jesse Thomas Correll Chief Executive Officer	0	0	0	0	0	0	0
Randall Lanier Attkisson Chief Operating Officer	0	0	0	0	0	0	0
James Patrick Rousey President	0	0	0	0	0	0	0
John Sanford Albin Director	3,900	0	0	0	0	0	3,900
Joseph Anthony Brinck, II Director	3,600	0	0	0	0	0	3,600
Ward Forrest Correll Director	3,600	0	0	0	0	0	3,600
William Wesley Perry Director (1)	3,600	0	0	0	0	0	3,600
Thomas Francis Darden, II Director (1)	3,300	0	0	0	0	0	3,300
Peter Loyd Ochs Director	2,700	0	0	0	0	0	2,700
Howard Lape Dayton Director	3,000	0	0	0	0	0	3,000

(1)  Messrs. Darden and Perry have their fees donated to various charitable organizations.

REPORT ON EXECUTIVE COMPENSATION

Introduction

The Board of Directors does not have a formal compensation committee.  The compensation of UTG's executive officers is determined by the full Board of Directors.  The Board of Directors strongly believes that UTG's executive officers directly impact the short‑term and long‑term performance of UTG.  With this belief and the corresponding objective of making decisions that are in the best interest of UTG's shareholders, the Board of Directors places significant emphasis on the design and administration of UTG's executive compensation plans.

The Company’s philosophy regarding compensation of executive officers is generally one of executive officers qualify for the same benefits and opportunities as provided to all of the employees of the Company.  Special or unique perquisites to executive officers not provided to all employees amount to less than $10,000 to any one individual.  The Company maintains a membership to a local country club that can only be utilized by the President.  During 2006, the Company paid $4,200 to maintain this membership.

The Company maintains employee benefits such as paid time off, health insurance, dental insurance, group life insurance and long term disability insurance.  These benefits are generally competitive to other entities located in the Midwest where the Company must compete for employees.  Executive officers are entitled to these benefits on the same basis and terms as other employees of the Company.

Executive Compensation Elements

Base Salary. The Board of Directors establishes base salaries at a level intended to be within the competitive market range of comparable companies.  In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations.  In addition to a base salary, increased compensation of current and future executive officers of the Company will be determined using a “performance based” philosophy.  UTG’s financial results are analyzed and future increases to compensation will be proportionately based on the profitability of the Company.

Incentive Awards.  The Board of Directors from time to time may approve incentive awards for the executive officers.  These incentive awards are generally in the form of a one time cash bonus payment.  Incentive awards are determined based on the overall operations of the Company as well as individual performance considerations.  The Company does not utilize a specific set formula in the determination of incentive awards.

Employee and Director Stock Purchase Plan.  The Company has an employee and director stock purchase plan whereby the Board of Directors periodically approves offerings of stock to qualified individuals under the Plan.  Each participant under the plan executes a “stock restriction and buy-sell agreement”, which among other things provides the Company with a right of first refusal on any future sales of the shares acquired by the participant under the plan.  The plan is intended to provide the individual with a more vested interest in the performance of the Company over the long term.  (See “Security Ownership of Management” for a more complete description of this plan).

Stock Options.  Stock options are granted at the discretion of the Board of Directors. There were no options granted to the named executive officers during the last three fiscal years.

Employment Contracts.  There are no employment agreements or understandings in effect with any executive officers of the Company.

Deferred Compensation.  The Company has no deferred compensation arrangements with any of its executive officers.

Chief Executive Officer

On March 27, 2000, Jesse T. Correll assumed the position of Chairman of the Board and Chief Executive Officer of UTG and each of its affiliates.  Under Mr. Correll’s leadership, he declined to receive a salary, bonus or other forms of compensation for his duties with UTG and its affiliates in the year 2000.  In March 2001, the Board of Directors approved an annual salary for Mr. Correll of $75,000, payment of which began on April 1, 2001. As a reflection of Mr. Correll’s leadership, the compensation of current and future executive officers of the Company will be determined by the Board of Directors using a “performance based” philosophy. The Board of Directors will consider UTG’s financial results and future compensation decisions will be proportionately based on the profitability of the Company.

Conclusion

The Board of Directors believes this executive compensation plan provides a competitive and motivational compensation package to the executive officer team necessary to produce the results UTG strives to achieve.  The Board of Directors also believes theexecutive compensation plan addresses both the interests of the shareholders and the executive team.

BOARD OF DIRECTORS

John S. Albin	Thomas F. Darden
Randall L. Attkisson	Howard L. Dayton
Joseph A. Brinck, II	Peter L. Ochs
Jesse T. Correll	William W. Perry
Ward F. Correll	James P. Rousey

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on UTG’s Common Stock during the five fiscal years ended December 31, 2006 with the cumulative total return on the NASDAQ Composite Index Performance and the NASDAQ Insurance Stock Index (1).  The graph assumes that $100 was invested on December 31, 2000 in each of the Company’s common stock, the NASDAQ Composite Index, and the NASDAQ Insurance Stock Index, and that any dividends were reinvested.

(1)    UTG selected the NASDAQ Composite Index Performance as an appropriate comparison since during the time period reflected, UTG’s Common Stock was traded on the NASDAQ Small Cap market under the symbol “UTGN.OB” until December 31, 2001.  Furthermore, UTG selected the NASDAQ Insurance Stock Index as the second comparison because there is no similar single “peer company” in the NASDAQ system with which to compare stock performance and the closest additional line-of-business index which could be found was the NASDAQ Insurance Stock Index.  Trading activity in UTG’s Common Stock is limited, which may be due in part as a result of UTG’s low profile.  The performance graph is not intended to forecast or be indicative of possible future performance of UTG’s stock.

The foregoing graph shall not be deemed to be incorporated by reference into any filing of UTG under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UTG specifically incorporates such information by reference.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION AND RELATED PARTY TRANSACTIONS

UTG does not have a compensation committee and decisions regarding executive officer compensation are made by the full Board of Directors of UTG.  The following persons served as directors of UTG during 2006 and were officers or employees of UTG or its affiliates during 2006: Jesse T. Correll, Randall L. Attkisson and James P. Rousey.  Accordingly, these individuals have participated in decisions related to compensation of executive officers of UTG and its subsidiaries.

During 2006, Jesse T. Correll and Randall L. Attkisson, executive officers of UTG and UG, were also members of the Board of Directors of UG.

Jesse T. Correll and Randall L. Attkisson are each directors and executive officers of FSBI and participate in compensation decisions of FSBI.  FSBI owns or controls directly and indirectly approximately 45.2% of the outstanding common stock of UTG.

OTHER RELATED PARTY TRANSACTIONS

On July 1, 2005, United Trust Group, Inc., an Illinois corporation, merged with and into its wholly-owned subsidiary, UTG, Inc. (UTG), a Delaware corporation, for the purpose of effecting a change in the Company’s state of incorporation from Illinois to Delaware.  The merger was effected pursuant to that certain Agreement and Plan of Merger dated as of April 4, 2005, which was approved by the boards of directors of both UTG and United Trust Group, Inc.  The merger was approved by the holders of two-thirds of the outstanding shares of common stock of United Trust Group, Inc. at the 2005 annual meeting of shareholders on June 15, 2005, and by the sole stockholder of UTG, Inc. on June 15, 2005.

On September 1, 2004, UTG contributed the common stock of its wholly-owned subsidiary, NorthPlaza, to its life insurance subsidiary, UG.  The contribution, which received prior approval by the regulatory authorities, increased the capital of UG by $ 7,857,794.

On February 20, 2003, UG purchased $ 4,000,000 of a trust preferred security offering issued by FSBI.  The security has a mandatory redemption after 30 years with a call provision after 5 years.  The security pays a quarterly dividend at a fixed rate of 6.515%.  The Company received $ 264,219, $ 264,219 and $ 264,842 of dividends in 2006, 2005 and 2004, respectively.

As part of the acquisition of Acap on December 8, 2006, UTG loaned $ 3,357,000 to Acap.  Acap used the proceeds for the repayment of existing debt with an unaffiliated financial institution and to retire all of its outstanding preferred stock.  The terms of the inter-company loan mirror the interest rate and repayment requirements of the debt with First Tennessee Bank National Association.

During June 2003, UG entered into a lease agreement with Bandyco, LLC, an affiliated entity, for a one-sixth interest in an aircraft.  Bandyco, LLC is affiliated with Ward F. Correll, who is a director of the Company.  The lease term is for a period of five years at a total cost of $ 523,831 per year.  The Company is responsible for its share of annual non-operational costs, in addition to the operational costs as are billable for specific use.  In addition, UG has a 27.5% interest in a second plane with Bandyco, LLC.  The Company is responsible for its share of annual non-operational costs, in addition to the operational costs as are billable for specific use.

On March 26, 2002, the Board of Directors of UTG adopted, and on June 11, 2002, the shareholders of UTG approved, the UTG, Inc. Employee and Director Stock Purchase Plan (See Note 10.A. to the consolidated financial statements).

On January 1, 1993, UTG entered an agreement with UG pursuant to which UTG provided management services necessary for UG to carry on its business.  UG paid $ 5,875,133, $ 5,054,918 and $ 5,625,451 to UTG in 2006, 2005 and 2004, respectively, under this arrangement.

During December 2006, UTG entered into administrative services and cost sharing agreements with its new subsidiaries, AC and TI.  These agreements will be effective for the year beginning January 1, 2007.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon accounting principles generally accepted in the United States of America.

UG from time to time acquires mortgage loans through participation agreements with FSNB.  FSNB services UG's mortgage loans including those covered by the participation agreements.  UG pays a .25% servicing fee on these loans and a one time fee at loan origination of .50% of the original loan amount to cover costs incurred by FSNB relating to the processing and establishment of the loan.  UG paid $ 93,288, $ 76,970 and $ 45,468 in servicing fees and $ 23,214, $ 112,109 and $ 0 in origination fees to FSNB during 2006, 2005 and 2004, respectively.

The Company reimbursed expenses incurred by Mr. Jesse T. Correll and Mr. Randall L. Attkisson relating to travel and other costs incurred on behalf of or relating to the Company.  The Company paid $ 85,576, $ 68,318 and $ 50,098 in 2006, 2005 and 2004, respectively to First Southern Bancorp, Inc. in reimbursement of such costs.  In addition, beginning in 2001, the Company began reimbursing FSBI a portion of salaries and pension costs for Mr. Correll and Mr. Attkisson.  The reimbursement was approved by the UTG Board of Directors and totaled $ 173,863, $ 160,272 and $ 160,440 in 2006, 2005 and 2004, respectively, which included salaries and other benefits.

On October 1, 2005, a partnership investment of HVP was extended a $ 5,000,000 promissory note from First Southern National Bank.  The note is due three-years from the date of issue.  Borrowings under the note bear interest at the rate of one percent in excess of the prime rate as published in the Wall Street Journal.  At December 31, 2006, the Company had $ 5,000,000 outstanding borrowings attributable to this note.

On October 1, 2005, a partnership investment of HVP was extended a $ 2,000,000 promissory note from First Southern National Bank.  The note is due three-years from the date of issue.  Borrowings under the note bear interest at the rate of one percent in excess of the prime rate as published in the Wall Street Journal.  At December 31, 2006, the Company had $ 2,000,000 outstanding borrowings attributable to this note.

On February 21, 2006, a partnership investment of HVP was extended a $ 1,000,000 promissory note from First Southern National Bank.  The note is due October 31, 2008.  Borrowings under the note bear interest at the rate of one percent in excess of the prime rate as published in the Wall Street Journal.  At December 31, 2006, the Company had $ 1,000,000 outstanding borrowings attributable to this note.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Brown Smith Wallace LLC (“BSW”) served as UTG’s independent certified public accounting firm for the fiscal years ended December 31, 2006 and 2005.  In serving their primary function as outside auditor for UTG, BSW performed the following audit services: examination of annual consolidated financial statements; assistance and consultation on reports filed with the Securities and Exchange Commission; and assistance and consultation on separate financial reports filed with the State insurance regulatory authorities pursuant to certain statutory requirements.

Audit Fees.  Audit fees billed for these audit services in the fiscal year ended December 31, 2006 and 2005 totaled $ 88,000 and $ 97,493, respectively and audit fees billed for quarterly reviews of the Company’s financial statements totaled $ 19,279 and $ 18,633 for the year 2006 and 2005, respectively.

Audit Related Fees.  No audit related fees were incurred by the Company from BSW for the fiscal years ended December 31, 2006 and 2005.

Tax Fees.  BSW did not render any services related to tax compliance, tax advice or tax planning for the fiscal years ended December 31, 2006 and 2005.

All Other Fees.  During 2006, the Company paid $8,275 to BSW for services relating to due diligence work on the Acap acquisition.  Additionally, the Company paid $43,678 to BSW for services relating to the SAS 70 audit of the Company.  The audit committee approved the above work and fees of BSW.  During 2005, no other services besides the audit services described above were performed by, and therefore no other fees were billed by, BSW.

The audit committee of the Company appoints the independent certified public accounting firm, with the appointment approved by the entire Board of Directors.  Non-audit related services to be performed by the firm are to be approved by the audit committee prior to engagement.  The Company had no non-audit related services performed by BSW for the fiscal year ended December 31, 2005.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

In order for a proposal by a shareholder to be included in UTG’s proxy statement and form of proxy for the 2008 Annual Meeting of Shareholders, the proposal must be received by UTG at its principal office on or before January 23, 2008.

Shareholder proposals submitted after April 11, 2008, will be considered untimely, and the proxy solicited by UTG for next year’s annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

OTHER MATTERS TO COME BEFORE THE MEETING

Management does not intend to bring any other business before the meeting of UTG’s shareholders and has no reason to believe that any will be presented to the meeting.  If, however, any other business should properly be presented to the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

In late 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process allows for extra convenience for stockholders and potential costs savings for companies.

This year, one or more brokers with accountholders who are UTG shareholders may send a single proxy statement addressed to two or more shareholders sharing the same address.  In those cases, a single proxy statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder.  Once you have received notice from your broker that they will be sending communications to your address in this way, they will continue this practice until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to receive proxy materials and communications in this way and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to UTG, Inc., Theodore C. Miller, Secretary, 5250 South Sixth Street, P.O. Box 5147, Springfield, Illinois, 62705-5147, or contact Mr. Miller at 217-241-6300.  UTG will deliver promptly, upon written or oral request in the manner provided above, a separate copy of the proxy statement and Annual Report for the fiscal year ended December 31, 2006 to a shareholder at a shared address to which a single copy was delivered.  If your broker is not currently delivering a single proxy statement addressed to two or more shareholders sharing the same address (i.e., you received multiple copies of this proxy statement), and you would like to request delivery of a single copy, you should contact your broker.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UTG has filed its Annual Report for the year ended December 31, 2006 on Form 10-K with the Securities and Exchange Commission.  A copy of the report, including any financial statements and financial statement schedules, may be obtained without charge by any shareholder.  Requests for copies of the report should be sent to Theodore C. Miller, Secretary, UTG, Inc., P.O. Box 5147, Springfield, Illinois, 62705-5147.

                                                                                                                    BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                                    UTG, INC.

                                                                                                                                                   /s/  Theodore C. Miller

                                                                                                                                                 Theodore C. Miller, Secretary

Dated: May 30, 2007

Dear Shareholders:

      The 2007 Annual Meeting of Shareholders of UTG, Inc. will be held at the corporate headquarters, 5250 South Sixth
      Street, Springfield, Illinois62703, on Wednesday June 20, 2007, at 9:00 a.m. central time.   At the meeting, shareholders
      will act to elect ten directors, and to vote upon such other business as may properly be brought before the meeting.

      Your vote is important. Whether or not you plan to attend the meeting, please review the enclosed proxy statement, complete the proxy form below and return it promptly in the envelope provided.

      It is important to keep your stock portfolio current. Registrations should be kept up-to-date. Remember to notify the
      Company of a change in address. Our stock transfer department is available to assist you with these and other shareholder questions.

      Sincerely,

      /s/  Theodore C. Miller

  Theodore C. Miller
     Corporate Secretary
Fold and Tear Here                                                                                                                                                   Fold and Tear Here
PROXY FORM                                                            UTG, INC.                                                                PROXY FORM
                                                  Annual Meeting of Shareholders  -  To be Held June 20, 2007
                                              THE BOARD OF DIRECTORS SOLICITS THIS PROXY
  The undersigned hereby appoints Jesse T. Correll and James P. Rousey, or either of them, the attorneys and proxies with full power of substitution and revocation to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on May 1, 2007, at the annual meeting of shareholders to be held at the corporate headquarters, 5250 South Sixth Street, Springfield, Illinois 62703, on Wednesday June 20, 2007 at 9:00 a.m., or
  any adjournment thereof.
  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO
  DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED.
  Please sign exactly as your name appears on the form and date and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign. If a corporation, please sign in full corporate name by President and other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                                          Continued and to be voted and signed on reverse.

        Our Stock Transfer Department is available to assist you with changes or questions concerning your account.
        Lost Certificate     -Notification of a lost stock certificate must be made in writing.
        Address                   -Notification of shareholder address changes must be made in writing.  If your address has changed or should change in the future, please give us your new address below.
           Your
           (Old Address) - Street
              City                                                                 State                               Zip
           (New Address) - Street
              City                                                                 State                               Zip
           Date new address in effect                               Signature
        Registration                   -A change in certification registration is needed because of:
                                   Marriage                              Divorce
                                   Death of a tenant                  Establishment of a trust
                                   Remove custodian               Other – Explain

        For instructions about your specific situation, contact our Stock Transfer Department by phone at       (217)
        241-6410, by writing to UTG, Inc., Attn: Stock Transfer Department, P.O. Box 5147, Springfield, IL62705-5147
        or through our website at www.utgins.com.
                                                                    Signature
                                                                           Date
        Acct#
Fold and Tear Here                                                                                                                                                   Fold and Tear Here
      1. To elect all Director Nominees to serve on the Board of Directors.  The nominees are:                                              Withhold       For All
          John S. Albin, Randall L. Attkisson, Joseph A. Brinck, II, Jesse T. Correll, Ward F. Correll,                          For     Authority     Except*
         Thomas F. Darden II, Howard L. Dayton Jr., Peter L    Ochs, William W. Perry, James P. Rousey.
         *Exceptions:  To vote for all director nominees, mark the "For" box.  To withhold voting for all nominees, mark the
         "Withhold Authority" box.  To withhold voting for a particular nominee, mark the "For All Except" box and enter name(s)
         of the exception(s) in the space provided.  Your shares will be voted for the remaining nominees.

        2.    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         Signature                                                              Date

         Signature                                                              Date